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Exhibit 99.1


[EMERSON LOGO]
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                                NEWS & INFORMATION

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FOR:          EMERSON RADIO CORP.
              9 Entin Road
              Parsippany, NJ 07054-0430

CONTACT:      EMERSON RADIO CORP.       OR:       INVESTOR RELATIONS:
              Guy A. Paglinco                     Robert Maffei
              Vice President,                     Investor Relations Manager
              Chief Financial Officer             (973) 428-2098
              (973) 428-2413

                                                  EPOCH FINANCIAL GROUP, INC.
                                                  Victor Thompson or
                                                  Todd Atenhan
                                                  (888) 917-5105

April 4, 2006



                              FOR IMMEDIATE RELEASE


                    EMERSON RADIO CORP. APPOINTS ADRIAN MA AS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

             GEOFFREY P. JURICK TO REMAIN AS PRESIDENT AND DIRECTOR

     EMERSON RADIO CORP. APPOINTS GREENFIELD PITTS TO ITS BOARD OF DIRECTORS


PARSIPPANY, NJ - April 4, 2006 -- Emerson Radio Corp. (AMEX: MSN) announced today the appointment of Adrian Ma as its Chairman and Chief Executive Officer, succeeding Geoffrey P. Jurick, who will continue as President and as a director of the Company.

Mr. Ma, presently the Managing Director of The Grande Holdings Limited ("Grande"), the holder of approximately 38.5% of the outstanding shares of Emerson. Mr. Ma brings to his new position a successful career of more than 30 years as an Executive Chairman, Executive Director and Managing Director of various organizations focused primarily in the consumer electronics industry. Presently, he serves as a Director of Lafe Technology Ltd., Chairman and Managing Director of Ross Group plc and Deputy Chairman of Sansui Electric Co. Ltd.

Emerson also announced the appointment of Mr. Greenfield Pitts as a director. Mr. Pitts brings an international banking background of more than 30 years to Emerson's Board and was associated with Wachovia Bank, Emerson's present lender, for more than 25 years, with assignments in London, Atlanta and Hong Kong.

Emerson further announced that, in order to maximize the strategic alliance between Grande and Emerson, the Board has created the "Office of the Chairman" to be comprised of Messrs. Ma and Jurick, as well as directors Eduard Will, the Chairman of Emerson's Audit Committee, and Michael A. B. Binney, Grande's Chief Financial Officer. In this way, the Company expects to facilitate and promote continuity, growth and cooperation between the two organizations.

Mr. Ma commented "I want to thank Mr. Jurick for his remarkable dedication and efforts in managing Emerson, and his commitment to continue such efforts by remaining active in the Company's day to day activities. With the addition of Mr. Pitts to the Board, and his international banking experience, and the substantial resources that the alliance with Grande has to offer, Emerson can embark on a truly global expansion."

Mr. Ma continued "I am excited about the potential strategic alliance that is developing between the two companies and the possibilities that we hope to explore through the Office of the Chairman, which exemplifies the cooperative efforts between Emerson and Grande. With Emerson's strong North American brand recognition and Grande's presence in the Far East and Europe, its manufacturing expertise and its commitment to building a first class, global distribution network, we hope to enhance Emerson's business worldwide."

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2005. The Company assumes no obligation to update the information contained in this news release.